UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 12, 2017 (January 11, 2017)

Date of Report (Date of earliest event reported)

US FOODS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37786	26-0347906
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9399 W. Higgins Road, Suite 500

Rosemont, IL 60018

(Address of principal executive offices)

(847) 720-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2017, US Foods Holding Corp. (the “Company”) announced that Fareed Khan, Chief Financial Officer, will resign his position effective February 6, 2017 to pursue other business opportunities.

Dirk Locascio has been named, effective February 6, 2017, to be the Company’s Chief Financial Officer and will serve as principal financial officer and principal accounting officer. Mr. Locascio, age 44, had served as the Company’s Senior Vice President, Financial Accounting and Analysis since November 2016. Prior to such position, Mr. Locascio was Senior Vice President, Operations Finance and Financial Planning from 2015 until 2016, Senior Vice President Financial Planning and Analysis from 2013 to 2015 and Senior Vice President, Corporate Controller from 2009 to 2013. Before joining US Foods, he held senior finance roles with United Airlines, Inc., including Managing Director and Assistant Controller and Director, Revenue Accounting.

The Company and Mr. Locascio are currently negotiating the compensatory arrangements pursuant to which Mr. Locascio will serve as Chief Financial Officer of the Company. The Company will file an amendment to this Form 8-K to disclose the terms of those compensatory arrangements when they are finalized.

Item 7.01 Regulation FD Disclosure

A copy of the press release issued by the Company announcing the management changes described in Item 5.02 is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This information is furnished pursuant to Item 7.01 of Form 8-K. The information in this Item 7.01 and in Exhibit 99.1 hereto shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

The furnishing of the information in Item 7.01 is not intended to, and does not constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material information that is not otherwise publicly available.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

99.1	US Foods Holding Corp. Press Release dated January 12, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: January 12, 2017	US Foods Holding Corp.

	By:	/s/ Luis A. Avila
Interim General Counsel and Chief Compliance Officer